UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 20, 2010

U.S. CONCRETE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26025	76-0586680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2925 Briarpark, Suite 1050, Houston, Texas  77042
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 499-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 20, 2010, U.S. Concrete, Inc. (the “Company”) entered into a Purchase Letter (the “Purchase Letter”) among the Company and Monarch Alternative Capital, L.P., Whitebox Advisors, LLC and York Capital Management Global Advisors, LLC (collectively, the “Put Option Parties”) pursuant to which the Put Option Parties have granted the Company a put option (the “Put Option”).  If the Company exercises the Put Option, the Put Option Parties will be obligated to purchase an aggregate of $50 million of convertible secured notes (the “Convertible Notes”), subject to the satisfaction or waiver of the conditions set forth in the Purchase Letter.

As disclosed in our Current Report on Form 8-K filed April 29, 2010, the Company and its affiliated debtors and debtors-in-possession (the “Debtors”) are each subject to a voluntary case (the “Cases”) under chapter 11 of title 11 of the United States Code, in the United States Bankruptcy Court (the “Bankruptcy Court”) for the District of Delaware.  The Debtors will be reorganized pursuant to a joint plan of reorganization, dated as of June 2, 2010 (the “Plan”).

The terms of the Convertible Notes will be on terms set forth in the Purchase Letter.  The Purchase Letter contemplates that the other holders of the Company’s 8.375% Senior Subordinated Notes due 2014 (the “Existing Notes”) to the extent they are Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act of 1933 (the “Securities Act”)) or institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), will be offered the opportunity to purchase Convertible Notes in an amount up to their pro rata holdings of the Existing Notes.  The offer of Convertible Notes to holders of the Existing Notes and the purchase of Convertible Notes by the Put Option Parties and holders of the Existing Notes have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent an applicable exemption from registration requirements.  The amount of Convertible Notes purchased by the holders of the Existing Notes will reduce the aggregate commitment of the Put Option Parties pursuant to the Put Option.

Each Put Option Party’s commitment is subject to, among other things, (1) entry of an order by the Bankruptcy Court approving the Purchase Letter and authorizing the Debtors to execute, perform and incur their obligations under the Purchase Letter, (2) there not having occurred a dismissal or conversion of any Case into a chapter 7 liquidation or the appointment of a chapter 11 trustee in any Case, (3)(a) no provision of the Plan (as filed with the Bankruptcy Court) having been amended, supplemented or otherwise modified in any respect in a manner materially adverse to the Put Option Parties without their consent and (b) not later than August 18, 2010, entry of an order confirming the Plan by the Bankruptcy Court in the Cases (the “Confirmation Order”), (4) the Confirmation Order having become a final order, in full force and effect, (5) concurrently with the issuance of the Convertible Notes, all obligations under the Debtors’ existing debtor-in possession financing (described in our Current Report on Form 8-K filed May 3, 2010) (the “DIP Facility”) (other than contingent obligations not then due and payable) having been repaid in full, all commitments under the DIP Facility having been terminated and all liens and security interests related to the DIP Facility have been terminated or released, (6)(a) there not occurring or becoming known to the Put Option Parties any events, developments, conditions or circumstances that, individually or in the aggregate, have had or could reasonably be expected to have a material adverse effect on the business, operations, property, condition (financial or otherwise) or prospects of the Company and its subsidiaries and (b) no material assets of the Debtors having been sold or agreed to be sold outside of the ordinary course of business, (7) the Company and the Put Option Parties having entered into definitive documentation relating to the Convertible Notes on the terms and conditions set forth in the Purchase Letter and otherwise customary for this type of transaction, and on the effective date of the Plan (the “Effective Date”) (a) there not having been an event of default under such documentation and (b) such documentation being in full force and effect, (8) the payment of the fees and reimbursement of out-of-pocket costs and expenses as set in the Purchase Letter, the Plan and the letter agreement between the Company and Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul Weiss”) regarding payment by the Company of fees and expenses to Paul Weiss as counsel to a group formed by certain holders of the Existing Notes, (9) the Effective Date and closing of the offering and issuance of the Convertible Notes (the “Transaction”) having occurred not later than September 27, 2010, (10) the Offering Memorandum Supplement and related documentation with respect to the Transaction being complete and correct in all material respects and not misleading, (11) the Company’s filings with the Securities and Exchange Commission between January 1, 2010 and the date of the Purchase Letter being complete and correct in all material respects and not misleading, as of the respective filing date, (12) substantially concurrently with the issuance of the Convertible Notes the Debtors and their lenders having entered into the definitive documentation for the first lien revolving facility referred to in the Purchase Letter and any related documentation, and all conditions to the borrowing under such facility being satisfied or waived, and on the Effective Date (a) there not having been an event of default under such facility and (b) such facility being in full force and effect, (13) the Put Option Parties having received such legal opinions, documents and other instruments as are customary for transactions of this type and (14) all governmental, shareholder or third party consents, if any, necessary for the consummation of the Transaction having been obtained.

Proceeds of the Convertible Notes will be used to repay in full the DIP Facility and for working capital and general corporate purposes of the Company and its subsidiaries.  The Purchase Letter will terminate on September 27, 2010.

Item 8.01 Other Events

Certain non-public information is contained in the Supplement to the Joint Plan of Reorganization filed with the U.S. Bankruptcy Court on July 20, 2010.  Such information is available on the Company’s website (located at www.us-concrete.com).

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Exhibit

10.1	Purchase Letter, dated July 20, 2010 among U.S. Concrete, Inc., Monarch Alternative Capital, L.P., Whitebox Advisors, LLC and York Capital Management Global Advisors, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

U.S. CONCRETE, INC.

Date: July 21, 2010	By:	/s/ Michael W. Harlan
Michael W. Harlan
President and Chief Executive Officer